Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Envoy Medical, Inc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	(1)	Other	15,116,472	$0.9070	$13,710,640.00	0.0001381	$1,893.00

Total Offering Amounts:							$13,710,640.00		1,893.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,893.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Capitalized terms used herein have the meanings set forth in the Registration Statement on Form S-1 with which this Filing Fee Table is filed as Exhibit 107.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.9070, which is the average of the high and low prices of the Class A Common Stock on October 14, 2025 on Nasdaq.